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                                                                   Exhibit 10.13

                   PERFORMANCE-BASED DEFERRED STOCK AGREEMENT

     THIS DEFERRED STOCK AGREEMENT (the "Agreement") is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Company") and the individual identified on the last page hereof (the "Participant").

1. Grant of Deferred Stock. The Company hereby grants to the Participant effective February 5, 2004 (the "Effective Date"), subject to the terms and conditions of The Williams Companies, Inc.'s 2002 Incentive Plan (the "Plan") and this Agreement, the right to receive a total of XX,XXX shares of the Common Stock of the Company at the end of the initial deferral period (as defined herein). These shares are referred to in the Agreement as "Deferred Stock" during the initial deferral period and during the extended deferral period (as defined herein). Until the Deferred Stock vests and is paid, the Participant shall have no rights as a stockholder of the Company with respect to the Deferred Stock.

2. Incorporation of Plan. The Plan is hereby incorporated herein by reference and all capitalized terms used herein shall have the meaning set forth in the Plan. The Participant acknowledges receipt of a copy of the Plan and hereby accepts the Deferred Stock subject to all the terms and provisions of the Plan.

3. Compensation Committee Decisions and Interpretations. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Compensation Committee of the Board of Directors, upon any questions arising under the Plan.

4.   Vesting and Payment of Deferred Stock.

     a. The initial deferral period begins with the Effective Date and ends with payment of the Deferred Stock as provided in subparagraph 4c(i):

          i) Each year during the period 2004 through 2008 ("Vesting Period") will serve as a vesting opportunity. Until either the entire Award is vested or the Term of the Award (as defined herein) expires, one-third of the Deferred Stock shall vest on that date ("Vesting Date") within the Vesting Period in which:

               (a) Participant remains an active employee of the Company or any of its parent, subsidiaries or affiliates through the Vesting Date; and

               (b) The Compensation Committee certifies that the Company met its annual target under the performance measure that the Compensation Committee defines and approves for this Award each performance year; or

          (ii) Death of the Participant while employed by the Company or any of its parent, subsidiaries or affiliates; or

          (iii) Disability of the Participant while employed by the Company or any of its parent, subsidiaries or affiliates; or

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          (iv) Termination of the Participant's employment with the Company or any of its parent, subsidiaries or affiliates, voluntarily for Good Reason or involuntarily (other than due to Cause), within two years following a Change in Control as set forth in the Plan.

          Provided, in the event that no vesting or only partial vesting occurs during the Vesting Period, any unvested Deferred Stock shall be forfeited the later of five years following the Effective date of this Agreement ("Term of the Award") or following the Compensation Committee's determination of whether the target for the performance year 2008 has been attained.

     b. In the event of Retirement of the Participant from the Company or any of its parent, subsidiaries or affiliates, the portion of the award that is eligible for vesting in the year of Retirement will be prorated and vesting accelerated.

     c.   Deferred Stock which is vested will be paid based upon the following:

          (i) Unless the Participant chooses to extend the date for payment, the Company will deliver to the Participant, or the Participant's legal representative as soon as practicable after the Participant is entitled to the payment of Deferred Stock, a certificate or certificates equal in number to the number of shares of Deferred Stock vested less the number of shares required to cover minimum statutory withholding requirements. Such payment shall occur:

               (a)  five years from the Effective Date; or

               (b) if the entire award is not vested at that time, following the Compensation Committee certification that the target for the performance year 2008 has been attained; or

               (c) in the event of death of the Participant, payment will be made to the Participant's legal representative as soon as practicable after notification to the Company of death.

          (ii) Notwithstanding the normal withholding provisions of subparagraph 4c(i), if the Participant becomes subject to taxation upon the vesting of Deferred Stock due to a change in applicable law (or regulation) and such change occurs after the date on which the Participant signs this Agreement, the number of shares of Deferred Stock necessary to cover minimum statutory withholding requirements will be used to satisfy such requirements upon such vesting and the remaining vested Deferred Stock will be delivered as provided in subparagraph 4c(i).

          (iii) The Participant may make a one-time, irrevocable election to extend the date for payment of the Deferred Stock for up to an additional five years (the "extended deferral period") provided this election is made at least 12 months prior to the vesting of such Deferred Stock above. The Participant acknowledges that the number of shares further deferred will be less any shares withheld to cover minimum statutory withholding requirements due when the Deferred Stock vests.


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          (iv) If the payment of any Deferred Stock in any year in conjunction with other compensation earned by the Participant in such year causes the total compensation earned by the Participant in such year to exceed the pay cap in Internal Revenue Code Section 162(m), the Company in its sole discretion may extend the deferral period for all or any portion of such Deferred Stock until the next year in which the Participant's total compensation including Deferred Stock does not exceed the pay cap.

5. Payment of Dividend Equivalents. Subject to Company discretion to reinvest in the form of additional awards or to take such action as it deems appropriate, if at anytime a dividend is paid on the Common Stock of the Company in cash or otherwise, an equivalent amount per share will be paid to the Participant based on the number of shares of Deferred Stock then standing in the Participant's name on the books and records of the Company with respect to the Award made hereunder. Upon conversion of Deferred Stock into Common Stock hereunder, the right to payment of Dividend Equivalents under this provision will cease.

6.   Other Provisions.

     a. The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant's beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

     b. The Participant agrees and understands stock certificates issued may be held as collateral for monies he/she owes to Company or any of its parent, affiliated or subsidiary companies or their vendor(s) contracted to provide business tools or services for use by Participant in his or her employment, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance.

     c. In the event that the Participant's employment with the Company or any of its parent, subsidiaries or affiliates terminates prior to the vesting of the Deferred Stock granted under this agreement, such Deferred Stock shall be forfeited (except as provided in paragraph 4).

     d. The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

     e. Neither the Deferred Stock, nor the Participant's interest in the Deferred Stock, may be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to the vesting and payment of such Deferred Stock under this Agreement.


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     f.   If the Participant at any time forfeits any or all of the Deferred
          Stock pursuant to this Agreement, the Participant agrees that all of the Participant's rights to and interest in the Deferred Stock shall terminate upon forfeiture without payment of consideration.

     g. The Compensation Committee shall make determination as to whether an event has occurred resulting in the forfeiture of the Deferred Stock, in accordance with this Agreement, and all determinations of the Compensation Committee shall be final and conclusive.

     h. With respect to the right to receive payment of the Deferred Stock under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

7. Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the forgoing manner.

                                        THE WILLIAMS COMPANIES, INC.


                                        By
                                           -------------------------------------
                                        Steven J. Malcolm
                                        Chairman, President and
                                        Chief Executive Officer

Participant:

I hereby accept the terms and conditions of the Deferred Stock Agreement:

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Dated this       day of                 , 200  .
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